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                                                          EXHIBIT 23
                                                 PITTWAY CORPORATION
                                                   DECEMBER 31, 1994

                                                           FORM 10-K



                 CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-35168 and 33-54753) of Pittway Corporation of our report dated February 22, 1995 appearing on page 38 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 16 of this Form 10-K.




/s/ Price Waterhouse LLP
Price Waterhouse LLP




Chicago, Illinois
March 24, 1995